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                                                                  EXHIBIT 10.3.1
                                PROMISSORY NOTE
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U.S. $99,000.00                                                  October 7, 1998


                             W I T N E S S E T H:
                             - - - - - - - - - -

  FOR VALUE RECEIVED, GARY H. HICKOX, an individual whose business address is 10960 Wilshire Blvd., Fifth Floor, Los Angeles, California 90024 ("Borrower"),
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hereby promises to pay JFAX COMMUNICATIONS, INC., a Delaware corporation having a place of business at 10960 Wilshire Blvd., Fifth Floor, Los Angeles,
California  90024 ("Lender"), or any subsequent assignee of this Note
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("Lender"), the principal sum of Ninety-nine Thousand Dollars ($99,000.00), with
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interest on the unpaid balance of such amount from the date hereof until repaid, at the rate of interest specified herein. This Note evidences Borrower's obligation to repay a loan (the "Loan") made by Lender to Borrower in the
                                 ----
principal amount hereof on the date hereof.

  All principal and accrued but unpaid interest thereon shall be due and payable to Lender on October 7, 2001 (the "Maturity Date"). The principal of the Loan
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shall bear interest at a rate equal to four and one-quarter percent (4.25%) per annum, and all interest on the principal balance hereof shall be due and payable in arrears on the Maturity Date. In the case of partial years, interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, dividing by 360, which shall, for interest computation purposes, be considered one year.

  Borrower agrees that this Note, or any payment hereunder, may be extended from time to time by the holder hereof without notice to or consent of Borrower, and Borrower hereby consents to the acceptance of the holder hereof of any security for this Note or the release by the holder hereof of any such security, without any need for any consent by or notice to, and without affecting the liability of, Borrower. Upon any extension of the maturity date of this Note, or any additions to the principal amount of this Note (other than on account of the accrual of interest), Borrower shall execute and deliver to Lender either a restated Note (setting forth the applicable provisions of such extension or addition) or an appropriate addendum to this Note. No extension of time for the payment of this Note made by agreement by the holder hereof with any person now or hereafter liable for the payment of this Note shall affect the original liability under this Note of Borrower, whether or not Borrower is a party to such agreement.

  Borrower hereby waives diligence, presentment, protest, and demand, and also notice of dishonor, protest, demand, and
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nonpayment, and all other demands and notices in connection with the delivery, acceptance, performance, or enforcement of this Note.

  This Note may be prepaid at any time, in whole or in part.

  IN WITNESS WHEREOF, Borrower has executed this instrument as of the date first above written.




                                                    /s/ Gary H. Hickox
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                                                          GARY H. HICKOX

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